Exhibit 10.14

PROMISSORY NOTE SECURED BY DEED OF TRUST

(One-Month LIBO Rate; Adjusted Monthly)

$13,168,481.00	Date: October 8, 2013

1.	PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned, GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company (“Borrower”), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), at the Denver Wholesale Loan Servicing Center, 1700 Lincoln Street Denver, Colorado, 80274, or at such other place as may be designated in writing by Lender, the principal sum of THIRTEEN MILLION ONE HUNDRED SIXTY-EIGHT THOUSAND FOUR HUNDRED EIGHTY-ONE AND NO/100THS DOLLARS ($13,168,481.00) or so much thereof as may from time to time be owing hereunder by reason of advances by Lender to or for the benefit or account of Borrower (the “Loan”), with interest thereon, per annum, at one or more of the Effective Rates (as hereinafter defined) calculated in accordance with the terms and provisions of the Fixed Rate Agreement attached to this note (this “Note”) as Exhibit A (based on a 360-day year and charged on the basis of actual days elapsed). All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds without offset, deduction or counterclaim of any kind.

2.	INTEREST. Interest accrued on this Note shall be due and payable on the fifteenth (15th) day of each month (or, if such day is not a Business Day, on the next Business Day) commencing with the first (1st) month after the date of this Note.

3.	INTEREST AND PRINCIPAL PAYMENTS AFTER OPTION TO EXTEND. In the event that the Maturity Date (defined below) is extended in accordance with Section 1.6 of the Loan Agreement (as defined in Exhibit A attached hereto), in addition to the interest payments due pursuant to Section 2 above, equal payments of principal in the amount of $73,158.23 shall be due and payable on the fifteenth (15th) day of each month (or, if such day is not a Business Day, on the next Business Day), commencing with the first (1st) month after the Conversion Date (as defined in the Loan Agreement), with a final installment consisting of all remaining unpaid principal plus accrued interest due and payable in full on the Extended Maturity Date (as defined below). Borrower acknowledges that the amount of such monthly principal and interest installments will be determined by Lender based on an amortization period of fifteen (15) years in accordance with the terms of Section 1.6 of the Loan Agreement.

4.	BILL LEAD DATE REQUEST. By written notice to Lender, Borrower may request to receive monthly billings on a date (the “Bill Lead Date”) that is prior to the fifteenth (15th) day of the month. Lender will submit to Borrower monthly billings, which will consist of actual interest and principal due through the Bill Lead Date plus projected interest and principal due through the balance of the month. Any necessary adjustments in the applicable interest rate and/or principal payments due or made between a Bill Lead Date and the end of the month will be reflected as an additional charge (or credit) in the billing for the next following month. Neither the failure of Lender to submit a Bill Lead Date billing nor any error in any such billing will excuse Borrower’s obligation to make full payment of all amounts due under this Note. In its sole discretion, Lender may cancel or modify the terms of such request which cancellation or modification will be effective upon written notification to Borrower. Should Borrower request a Bill Lead Date, Lender shall not be required to prepare a month end invoice.

5.	MATURITY DATE; EXTENDED MATURITY DATE. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on October 31, 2014 (the “Maturity Date”); provided, however, that if Lender agrees to extend the Maturity Date pursuant to Section 1.6 of the Loan Agreement, the term “Maturity Date”, as used herein, shall mean October 31, 2019 (the “Extended Maturity Date”). Principal amounts outstanding hereunder, upon which repayment obligations exist and interest accrues, shall be determined by the records of the Lender, which shall be deemed to be conclusive in the absence of clear and convincing evidence to the contrary presented by Borrower.

6.	SECURED BY DEED OF TRUST. This Note is secured by, among other things, that certain Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and

Fixture Filing (the “Deed of Trust”) of even date herewith, executed by Borrower, as trustor, to a trustee for the benefit of Lender and the other Loan Documents as defined in that certain Loan Agreement of even date herewith, executed by Borrower and Lender (as the same may be amended or restated from time to time, the “Loan Agreement”). Reference is made to the Loan Agreement for a description of the terms and conditions upon which advances may be made under this Note and repayment of the indebtedness evidenced by this Note may be accelerated.

7.	DIRECT DEBIT. In order to assure timely payment to Lender of accrued interest (except as set forth in Section 2.2 of the Loan Agreement regarding Interest Reserve), principal, fees and late charges due and owing under the loan evidenced by this Note, Borrower hereby irrevocably authorizes Lender to directly debit Borrower’s demand deposit account, account no. ***, with Lender for payment when due of all such amounts payable to Lender. Borrower represents and warrants to Lender that Borrower is the legal owner of said account. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Lender not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Lender upon written demand, in immediately available funds, all amounts and expenses due and owing to Lender.

8.	LATE CHARGE. If any interest or principal payment required hereunder is not received by Lender (whether by direct debit or otherwise) on or before the fifteenth (15th) calendar day of the month (regardless of whether the 15th day falls on a Saturday, Sunday or legal holiday) in which it becomes due, Borrower shall pay, at Lender’s option, a late or collection charge equal to five percent (5%) of the amount of such unpaid payment (“Late Charge”).

9.	PREPAYMENT. Borrower may prepay the Loan in part or in full at any time but shall be liable to Lender for all amounts otherwise due and owing: (i) under the Loan Documents (including any LIBO Rate Price Adjustment (as defined in Exhibit A attached hereto) which may be due for the early termination of a LIBO Rate fixing) and/or (ii) under any derivative contract(s) (including any early termination charges on an interest rate swap) associated with the Loan. Borrower acknowledges that any prepayment of the Loan shall cause Lender to lose its interest rate yield on the Loan and may cause Lender to have to reinvest the prepaid amount in loans with a lesser yield (including, without limitation, possibly in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower understands and agrees that the foregoing condition of prepayment is an integral part of the consideration for Lender making the Loan or extension of the Maturity Date.

10.	DEFAULT RATE. From and after the Maturity Date or the Extended Maturity Date, as the case may be, or such earlier date on which a Default exists under the Loan Agreement or any other Loan Document (as defined in Exhibit A), then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to five (5%) in excess of the interest rate otherwise accruing under this Note (the “Default Rate”).

11.	ACCELERATION. If: (a) Borrower shall fail to pay when due any sums payable hereunder; or (b) a Default (as defined in the Deed of Trust) occurs under the Deed of Trust or under any obligation secured thereby; THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

12.	JOINT AND SEVERAL LIABILITY. If this Note is executed by more than one (1) person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

13.	WAIVER. Except as otherwise provided, Borrower waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

14.	TIME OF THE ESSENCE. Time is of the essence with respect to every provision hereof.

15.	GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the state where the Property (as defined in the Deed of Trust) is located, except to the extent preempted by federal laws.

16.	COMMERCIAL USE; MAXIMUM RATE PERMITTED BY LAW. Borrower hereby represents that this loan is for commercial use and not for personal, family or household purposes. It is the specific intent of the Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest heretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower on demand.

17.	LENDER’S DAMAGES. Borrower recognizes that its default in making any payment as provided herein or in any other Loan Document as agreed to be paid when due, or the occurrence of any other Default hereunder or under any other Loan Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Default Rate following any other Default is a reasonable estimate of the damage to Lender in the event of such other Default, regardless of whether there has been an acceleration of the loan evidenced hereby. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender’s right to compel prompt performance.

18.	WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION HEREOF OR THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ANY RIGHT BORROWER MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

19.	EXHIBITS. All exhibits, schedules or other items attached hereto are incorporated into this Note by such attachment for all purposes.

20.

TEXAS INTEREST PROVISIONS. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the Related Indebtedness (as hereafter defined) (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate (hereinafter defined) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have 60 days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by this Note and the other Loan Documents. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Note.

To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

Notwithstanding anything in this Note to the contrary, if at any time (i) interest at the Effective Rate as herein provided, and (ii) the Charges computed over the full term of this Note, exceed the Maximum Lawful Rate, then the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Lawful Rate; provided, however, that any subsequent reduction in the Effective Rate as herein provided shall not cause a reduction of the rate of interest payable hereunder below the Maximum Lawful Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Effective Rate as herein provided if such interest rate had at all times been in effect. Changes in The Effective Rate as herein provided resulting from a change in the One-Month LIBO Rate (as defined in Exhibit A attached hereto) shall be subject to the provisions of this paragraph.

[Signature page follows]

This Exhibit is executed concurrently with and as part of the Note referred to and described first above.

BORROWER:

GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company

By:	/s/ Michael Cartwright
Name:	Michael Cartwright
Title:	President and Manager

EXHIBIT A

FIXED RATE AGREEMENT

Exhibit A to Promissory Note Secured by Deed of Trust (the “Note”) made by GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company, as Borrower, to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.

RECITALS

Borrower has requested and Lender has agreed to provide the option to fix the rate of interest for specified periods on specified portions of the outstanding principal balance as a basis for calculating the Effective Rate on such portions of the principal amounts owing under this Note (the “One-Month LIBO Rate Option”). Borrower understands: (i) the process of exercising the One-Month LIBO Rate Option as provided herein; (ii) that amounts owing under this Note may bear interest at different rates and for different time periods; and (iii) that absent the terms and conditions hereof, it would be extremely difficult to calculate Lender’s additional costs, expenses, and damages in the event of a Default or prepayment by Borrower hereunder. Given the above, Borrower agrees that the provisions herein (including, without limitation, the One-Month LIBO Rate Price Adjustment defined below) provide for a reasonable and fair method for Lender to recover its additional costs, expenses and damages in the event of a Default or prepayment by Borrower.

1.	RATES AND TERMS DEFINED. Various rates and terms not otherwise defined herein are defined and described as follows:

“Alternate Rate” is a rate of interest per annum five percent (5%) in excess of the applicable Effective Rate in effect from time to time.

“Business Day” is a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions.

“Effective Rate” is the rate of interest calculated in accordance with Section 2 below.

“Federal Funds Rate” is, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal Funds brokers of recognized standing selected by Lender.

“Loan Agreement” is that certain Building Loan Agreement dated as of the date hereof between Borrower and Lender.

“Loan Documents” are the documents defined as such in the Building Loan Agreement.

“One-Month LIBO Rate” is the rate of interest equal to the sum of the rate of interest, rounded upward to the nearest whole multiple of one-eighth of one percent (0.125%), that is quoted by Lender from time to time as the London InterBank Offered Rate for deposits in U.S. Dollars, at approximately 9:00 a.m. (California time), for a period of one (1) month (the “One-Month Rate”), which rate is divided by one (1.00) minus the Reserve Percentage, plus (a) three percent (3.00%) through the earlier of the Maturity Date and (b) two and one-half percent (2.50%) after the Maturity Date through the Extended Maturity Date. Any change in an Effective Rate due to a change in the One-Month LIBO Rate shall become effective on the day each such change occurs.

Through the earlier of the Conversion Date and the Maturity Date:

Applicable LIBO Rate = 3.00%	+	LIBO Rate
(1 - Reserve Percentage)

After the earlier of the Conversion Date and the Maturity Date through the Extended Maturity Date:

Applicable LIBO Rate =2.50%	+	LIBO Rate
(1 - Reserve Percentage)

“One-Month LIBO Rate Period” is the period of 1 month from the fifteenth (15th) day of a calendar month (or, if such day is not a Business Day, on the next Business Day) to, but not including, the fifteenth (15th) day of the next calendar month (or, if such day is not a Business Day, on the next Business Day); provided, however, no One-Month LIBO Rate Period shall extend beyond the Maturity Date or the Extended Maturity Date, as the case may be.

“One-Month LIBO Rate Portion” is the then outstanding principal balance of this Note which is subject to a One-Month LIBO Rate. In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the One-Month LIBO Rate Portion shall in no event exceed the maximum outstanding principal balance which will be permissible on the last day of the One-Month LIBO Rate Period.

“One-Month Rate” is the rate of interest defined in the definition of “One-Month LIBO Rate” above.

“Regulatory Costs” are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the FDIC, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to a One-Month LIBO Rate.

“Replacement Rate” is, for any day, a fluctuating rate of interest equal to 3.00% plus the Federal Funds Rate plus 1.50%.

“Reserve Percentage” is at any time the percentage announced within Lender as the reserve percentage under Regulation D of the Securities Act of 1933, as amended, for loans and obligations making reference to a One-Month LIBO Rate. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“Taxes” are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to a One-Month LIBO Rate.

2.	EFFECTIVE RATE. Provided no Default exists under this Note or under any other Loan Document, the “Effective Rate” upon which interest shall be calculated for this Note shall be one or more of the following:

2.1	Initial Disbursement; Subsequent Disbursements During Any Calendar Month. For the initial disbursement of principal under this Note, and for any subsequent disbursement of principal during any calendar month, the Effective Rate on such principal amount shall be the One-Month LIBO Rate on the date of disbursement as determined by Lender. Such Effective Rate shall apply to such principal amount from the date of disbursement through and including the date immediately preceding the fifteenth (15th) day of the next calendar month. On the fifteenth (15th) day of the next calendar month, any principal disbursed during the prior calendar month shall be added to (or become) the One-Month LIBO Rate Portion for purposes of calculation of the Effective Rate under Section 2.2 below. In the event that, for any determination made pursuant to this Section 2.1, the fifteenth (15th) day of a month is not a Business Day the relevant date shall be the next Business Day.

2.2	Monthly Reset of One-Month LIBO Rate. Commencing with the fifteenth (15th) day of the first (1st) calendar month after the initial disbursement of principal under this Note, and continuing thereafter on the fifteenth (15th) day of each succeeding calendar month, the Effective Rate on the outstanding One-Month LIBO Rate Portion under this Note (i.e., all outstanding principal on such fifteenth (15th) day of the month) shall be reset to the One-Month LIBO Rate, as determined by Lender on each such fifteenth (15th) day of the month.

Notwithstanding the above, Borrower, by written notice to Lender not less than 3 Business Days prior to the fifteenth (15th) day of any calendar month, may elect that the Effective Rate for all or any part of the outstanding principal balance on this Note for the One-Month LIBO Rate Period commencing on such fifteenth (15th) day of the month shall be the One-Month LIBO Rate, as determined by Lender, reset daily. Each such election shall apply only to a single One-Month LIBO Rate Period. If Borrower makes this election consecutively for more than a single One- Month LIBO Rate Period, or if Borrower makes this election for more than a total of 3 One-Month LIBO Rate Periods during the term of this Note, THEN, the Effective Rate for each such additional One-Month LIBO Rate Period shall be 0.25% plus the One-Month LIBO Rate as determined by Lender, reset daily.

In the event that, for any determination made pursuant to this Section 2.2, the fifteenth (15th) day of a month is not a Business Day the relevant date shall be the next Business Day.

2.3	Written Requests. Any written request by Borrower to Lender shall be delivered to Lender at the Denver Wholesale Loan Servicing Center, 1700 Lincoln Street Denver, Colorado, 80274, with a copy to Lender at Carlsbad/Desert Commercial Banking Office 5901 Priestly Drive, 1st Floor, Suite 130, Carlsbad, California 92008, MAC E2413-010, Attention: Marcus Di Fiore, or at such other place as may be designated in writing by Lender.

2.4	If One-Month LIBO Rate Becomes Unavailable. In the event the One-Month LIBO Rate, for any reason, should become prohibited or unavailable to Lender, or, if in Lender’s good faith judgment, it is not possible or practical for Lender to set a One-Month LIBO Rate, THEN, the Effective Rate shall be the Replacement Rate.

2.5.	Post Maturity; Default Rate. From and after the Maturity Date or the Extended Maturity Date, as the case may be, or such earlier date on which a Default exists under the Loan Agreement or any other Loan Document, then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to the Alternate Rate.

3.	TAXES, REGULATORY COSTS AND RESERVE PERCENTAGES. Upon Lender’s written demand, Borrower shall pay to Lender, in addition to all other amounts which may be, or become, due and payable under this Note and Loan Documents, any and all Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate. Further, at Lender’s option, each Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Lender in its reasonable prudent banking judgment, from the date of imposition (or subsequent date selected by Lender) of any such Regulatory Costs. Lender shall give Borrower written notice of any Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given.

4.

ONE-MONTH HBO RATE PRICE ADJUSTMENT. Borrower acknowledges that prepayment or acceleration of a One-Month LIBO Rate Portion during a One-Month LIBO Rate Period shall result in Lender’s incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a One- Month LIBO Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (the “Price Adjustment Date”), Borrower will pay Lender (in addition to all other sums then owing to Lender) an amount (“One-Month LIBO Rate Price Adjustment”) equal to the then present value of (a) the amount of interest that would have accrued on the One-Month LIBO Rate Portion for the remainder of the One-Month LIBO Rate Period at the One-Month LIBO Rate set on the fifteenth (15th) day of the month in which such amount is prepaid or becomes due (or if such day is not a Business Day, the next Business Day), less (b) the amount of interest that would accrue on the same One- Month LIBO Rate Portion for the same period if the One-Month LIBO Rate were set on The Price Adjustment Date at the One-Month LIBO Rate in effect on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the One-Month Rate quoted on the Price Adjustment Date.

By initialing this provision where indicated below, Borrower confirms that Lender’s agreement to make the loan evidenced by this Note at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement.

BORROWER INITIALS: /s/ MC

5.	PURCHASE, SALE AND MATCHING OF FUNDS. Borrower understands, agrees and acknowledges the following: (a) Lender has no obligation to purchase, sell and/or match funds in connection with the use of a One-Month Rate as a basis for calculating an Effective Rate or a One-Month LIBO Rate Price Adjustment; (b) a One-Month Rate is used merely as a reference in determining an Effective Rate or a One- Month LIBO Rate Price Adjustment; and (c) Borrower has accepted a One-Month Rate as a reasonable and fair basis for calculating an Effective Rate or a One-Month LIBO Rate Price Adjustment. Borrower further agrees to pay the One-Month LIBO Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not Lender elects to purchase, sell and/or match funds.

6.	MISCELLANEOUS. As used in this Exhibit, the plural shall mean the singular and the singular shall mean the plural as the context requires.

[Signature page follows]

This Exhibit is executed concurrently with and as part of the Note referred to and described first above.

BORROWER:

GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company

By:	/s/ Michael Cartwright
Name:	Michael Cartwright
Title:	President and Manager